                                                                    Exhibit 12.1

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES




                                                                              Year Ended December 31,
             (Dollars in Thousands)                 ----------------------------------------------------------------------------
                                                      1996                1997                1998          1999          2000
                                                    --------      ---------------------      --------      --------     --------
                                                               Jan. 1-Nov.7  Nov.8-Dec.31
                                                               ------------  ------------
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items............    $116,553      $ 95,191     $ 19,290      $164,891      $194,089     $202,950
   Interest and other charges, before reduction
   for amounts capitalized......................     244,789       212,957       35,472       232,727       211,960      202,752
   Provision for income taxes...................      69,120        78,940       14,029       110,611       123,869      126,701
   Interest element of rentals charged to
   income (a)...................................      79,503        59,078       10,008        68,314        66,680       65,616
                                                    --------      --------     --------      --------      --------     --------
              Earnings as defined...............    $509,965      $446,166     $ 78,799      $576,543      $596,598     $598,019
                                                    ========      ========     ========      ========      ========     ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense.............................    $244,789      $212,957     $ 35,472      $232,727      $211,960     $202,752

   Interest element of rentals charged to
   income (a)...................................      79,503        59,078       10,008        68,314        66,680       65,616
                                                    --------      --------     --------      --------      --------     --------
              Fixed charges as defined..........    $324,292      $272,035     $ 45,480      $301,041      $278,640     $268,368
                                                    ========      ========     ========      ========      ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES         1.57          1.64         1.73          1.92          2.14         2.23
                                                        ====          ====         ====          ====          ====         ====







                                                       Twelve
                                                       Months
                                                        Ended
             (Dollars in Thousands)                   June 30,
                                                        2001
                                                       --------


EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items............       $169,125
   Interest and other charges, before reduction
   for amounts capitalized......................        194,230
   Provision for income taxes...................        111,217
   Interest element of rentals charged to
   income (a)...................................         64,719
                                                       --------
              Earnings as defined...............       $539,291
                                                       ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense.............................       $194,230
                                                        -------
   Interest element of rentals charged to
   income (a)...................................         64,719
                                                       --------
              Fixed charges as defined..........       $258,949
                                                       ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES(b)         2.08
                                                           ====









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---------------------------


(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier for the three years ended December 31, 1998, respectively.
The guarantee and related coal supply contract debt expired December 31, 1999.





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